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                                                                  EXHIBIT 14(a)2

                          VENTURE HOLDINGS COMPANY LLC
                        VALUATION AND QUALIFYING ACCOUNTS
                             (THOUSANDS OF DOLLARS)

              For the years ended December 31, 2000, 1999 and 1998

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      Column A                               Column B       Column C        Additions      Column D     Column E
      --------                               --------       --------        ---------      --------     --------

                                             Balance at    Charged to   Charged to other
        Allowance for Doubtful Accounts     Beginning of   Costs and        accounts      Deductions   Balance at
        For the year ended December 31,         year        expenses        described      described   end of year
        -------------------------------         ----        --------        ---------      ---------   -----------
                     2000                   $   9,948      $   7,736    $          --    $   (7,233)  $    10,451
                     1999                       4,518          4,869            5,964        (5,403)        9,948
                     1998                       3,572          3,226               --        (2,280)        4,518

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